Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the incorporation by reference in Registration Statement Nos. 333-132795 and 333-143274 on Form S-8 and Registration Statement Nos. 333-159656 and 333-138652 on Form S-3 of our report dated March 1, 2011, relating to the consolidated financial statements of Telesat Holdings Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Loral Space & Communications Inc. for the year ended December 31, 2010.
/s/ DELOITTE & TOUCHE LLP
Independent Registered Chartered Accountants
Licensed Public Accountants
Toronto, Canada
March 15, 2011